
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  March 3, 2000
                                                           -------------

                         COMMERCE NATIONAL CORPORATION
                         -----------------------------
             (Exact name of Registrant as specified in its charter)


          Florida                        2-98960A               59-2497676
-------------------------------  -----------------------   -------------------
(State or Other Jurisdiction of  Commission file number:    (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

             1201 South Orlando Avenue, Winter Park, Florida  32789
             ------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)

      Registrant's telephone number, including area code:  (407) 741-8900
                                                           --------------

                                 Not Applicable
                                 --------------
                  (Registrant's former name or former address,
                         if changed since last report)
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Item 5.   Other Information.

     On March 3, 2000, Commerce National Corporation ("CNC") entered into an
Agreement and Plan of Merger with Wachovia Corporation, a North Carolina corporation ("Wachovia") for a tax-free merger of the two companies pursuant to which CNC would be merged into Wachovia and each outstanding share of common stock, par value $0.10 per share, of CNC would be converted into shares of Wachovia's common stock, par value $5.00 per share, at an exchange ratio ranging from a minimum of 0.8421 to a maximum of 1.0526 of Wachovia shares for each CNC share (the "Proposed Merger").

Item 7.   Financial Statements and Exhibits.

     (a) Financial Statements of businesses acquired.  Not Applicable

     (b) Pro forma financial information.  Not Applicable

     (c)  Exhibits.

          1    Press release dated March 3, 2000 announcing the Proposed Merger.

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SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                COMMERCE NATIONAL CORPORATION



Dated:  March 20, 2000
                                By: /s/ Guy D. Colado
                                   -------------------------------------------
                                    GUY D. COLADO, President and
                                    Chief Executive Officer

                                       3
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                    INDEX OF EXHIBITS FILED WITH THIS REPORT
                    ----------------------------------------


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
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EXHIBIT                               DESCRIPTION
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
 1         Press release dated March 3, 2000 announcing the Proposed Merger.
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

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